Exhibit 3.1

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles Of Organization		FILED # LLC13428-04
Limited-Liability Company		Jun 17 2004
(PURSUANT TO NRS 86)		THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing form.		ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited- Liability Company:	155 EAST TROPICANA, LLC
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Lionel Sawyer & Collins
Name
	300 S. 4th Street, Ste. 1700	Las Vegas	NEVADA	89101
	Physical Street Address	City	State	Zip Code

	Additional Mailing Address	City	State	Zip Code
3. Dissolution Date: (OPTIONAL-see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. Management: (check one)	Company shall be managed by	☐ Manager(s) OR ☒ Members
5. Names Addresses, of Manager(s) or Members: (attach additional pages as necessary)	Florida Hooters LLC
Name
	107 Hampton Road, Ste. 200	Clearwater	FL	33759
	Address	City	State	Zip Code
Eastern & Western Hotel Corporation
Name
	115 East Tropicana Ave.	Las Vegas	NV	89109
	Address	City	State	Zip Code

Name

	Address	City	State	Zip Code
6. Names, Addresses and Signatures of Organizers: (if more than one organizer, please attach additional page)	Elaine Shaddock
Name
	Signature	/s/ Elaine Shaddock
	300 S. 4th Street, Ste. 1700	Las Vegas	NV	89101
	Street Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named limited-liability company.

/s/ Linda Sue Mabry
	Authorized Signature of R.A. or On Behalf of R.A. Company	Date June 17, 2004

This form must be accompanied by appropriate fees. See attached fee schedule.			Nevada Secretary of State

ARTICLES OF ORGANIZATION

OF

155 EAST TROPICANA, LLC

The undersigned hereby forms a limited-liability company (the “Company”) under Chapter 86 of the Nevada Revised Statutes, and adopts the following Articles of Organization.

ARTICLE 1
NAME

The name of the Company is 155 EAST TROPICANA, LLC.

ARTICLE 2
RESIDENT AGENT

The Company’s resident agent for service of process shall be Lionel Sawyer & Collins, Ltd., a Nevada professional corporation, located at 1700 Bank of America Plaza, 300 South Fourth Street, Las Vegas, Nevada 89101 or such other agent as the members shall determine.

ARTICLE 3
MANAGEMENT

The business and affairs of the Company shall be managed by the members. The names and addresses of the members are:

Member:	Florida Hooters LLC

Address of Member:	107 Hampton Road, Suite 200 Clearwater, FL 33759

Member:	Eastern & Western Hotel Corporation

Address of Member:	115 East Tropicana Ave. Las Vegas, NV 89109